EXHBIIT 99.1

**PRESS RELEASE**

Contact:
Randall E. Black
President & Chief Executive Officer
(570) 662-2121

CITIZENS FINANCIAL SERVICES, INC.
SHARE REPURCHASE PROGRAM
January 17, 2012

On January 17, 2012, the Board of Directors of Citizens Financial Services, Inc. authorized the additional repurchase of 140,000 of Citizens Financial Services, Inc. common stock in open market or privately negotiated transactions.  Repurchases will be made from time to time depending on market conditions and other factors.  There is no guarantee as to the exact number of shares to be repurchased by the Company.  On January 7, 2006 the Board authorized the repurchase of 140,000 of its common stock, and reinstated the repurchase program on October 27, 2008, and as of January 17, 2012, 120,766 shares have been repurchased and the Board of Directors continues to have authority to repurchase an additional 19,234 shares.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases Citizens Financial Services, Inc. intends that such forward-looking statements be subject to the safe harbors created thereby.  All forward-looking statements are based on current expectations regarding important risk factors, including the Risk Factors described in Citizens Financial Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.